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                                                               EXHIBIT 10.40




Mr. Alan B. Slifka
Chairman of the Board of Directors
SFMT, Inc.
477 Madison Avenue
New York, New York 10022                                        March 1, 1994


Dear Mr. Slifka:

               This letter of agreement (the "Agreement") will confirm and evidence the agreement between SFMT, Inc. ("SFMT") and you ("Slifka") as follows:

1.   Consulting Services

               SFMT and Slifka hereby agree that during the term of this Agreement, Slifka shall provide his consulting services upon the terms and conditions described herein, it being understood that Slifka will render services to SFMT as an independent contractor and not as an employee. The services provided by Slifka will consist of consulting services with respect to strategic direction, finance, market analysis, capital raising and liaison with joint venture partners, and the rendering of advice by Slifka in connection with new clients and business opportunities.

2.   Term of Consultancy

               The term of this Agreement shall begin on January 1, 1994 and shall end on December 31, 1994. This Agreement shall be renewable for successive one year terms unless cancelled by either party by written notice given not less than thirty 30 days before an anniversary of this Agreement.

3.   Consulting Fee

               In consideration of Slifka's services hereunder, SFMT shall pay Slifka an annual fee of $90,000, payable in equal monthly increments (or such other increments as the parties shall mutually agree upon).



SFMT, Inc.
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477 Madison Avenue,                         Tel: 212-303-9494 Fax: 212-371-9552
8th Floor,
New York, NY 10022, USA
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4.   Termination

               This Agreement may be terminated at any time and for any reason or no reason by either party upon 30 days' written notice.

5.   Location

               There shall be no restriction on the place of performance of services hereunder by Slifka. Notwithstanding the previous sentence, SFMT shall provide the use of its facilities and employees to Slifka.

6.   Reimbursement of Expenses

               SFMT shall reimburse Slifka for all reasonable business expenses incurred by Slifka in the performance of services hereunder.

7.   Non-exclusivity

               Slifka shall be free to devote such time and effort as he sees fit to conduct other business and provide consulting services to clients other than SFMT.

8.   Governing Law

               This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.



                                        SFMT INC.


                                        By /s/ [ILLEGIBLE]
                                          ------------------------
                                          Name:
                                          Title:


Accepted and Agreed:



/s/ ALAN B. SLIFKA
-------------------------
Alan B. Slifka